Exhibit 3.5

CANADA BUSINESS CORPORATIONS ACT

FORM 11

ARTICLES OF CONTINUANCE

(SECTION 187)

1.	Name of Corporation:

Intertape Polymer Inc.

2.	The place in Canada where the registered office is to be situated:

Montreal Urban Community

3.	The classes and any maximum number of shares that the Corporation is authorized to issue:

An unlimited number of Class A shares and an unlimited number of Class B shares.

The Class B shares and the Class A shares of the Corporation shall have the respective rights and shall be subject to the restrictions, conditions and limitations hereinafter set forth, that is to say:

(i)	The holders of the Class B shares shall be entitled to receive notice of and to attend and vote at all meetings of the shareholders of the Corporation (except where the holders of a specified class of shares are entitled to vote separately as a class as provided in the Canada Business Corporations Act (the “Act”)) and each Class B share shall confer the right to 1 vote in person or by proxy at all meetings of the shareholders of the corporation.

(ii)	The holders of the Class B shares shall in each calendar month in the discretion of the directors, but always in preference and priority to any payment of dividends on the Class A shares for such calendar month, for each Class B share held be entitled to non-cumulative dividends at the rate of .67% per month of the amount at which each such Class B share may be redeemed; if in any fiscal year, after providing for the full dividend on the Class B shares, there shall remain any profits or surplus available for dividends, such profits or surplus, or any part thereof, may, in the discretion of the directors, be applied to dividends on the Class A shares; the holders of the Class B shares shall not be entitled to any dividends other than or in excess of the non-cumulative dividends in the amount hereinbefore provided for.

(iii)	The Corporation may, at its option, redeem all or from time to time any part of the outstanding Class B shares on payment to the holders thereof, for each share to be redeemed, of the sum of $1.00 per share, together with all dividends declared thereon and unpaid. Before redeeming any Class B shares the Corporation shall mail to each person who, at the date of such mailing, is a registered holder of shares to be redeemed, notice of the intention of the Corporation to redeem such shares held by such registered holder; such notice shall be mailed by ordinary prepaid post addressed to the last address of such holder as it appears on the records of the Corporation or, in the event of the address of any such holder not appearing on the records of the Corporation, then to the last known address of such holder, at least 30 days before the date specified for redemption; such notice shall set out the date on which redemption is to take place and, if part only of the shares held by the person to whom it is addressed are to be redeemed, the number thereof so to be redeemed; on or after the date so specified for redemption the Corporation shall pay or cause to be paid the redemption price to the registered holders of the shares to be redeemed, on presentation and surrender of the certificates for the shares so called for redemption at such place or places as may be specified in such notice, and the certificates for such shares shall thereupon be cancelled, and the shares represented thereby shall thereupon be redeemed. In case a part only of the outstanding Class B shares is at any time to be redeemed, the shares to be redeemed shall be selected, at the option of the directors, either by lot in such manner as the directors in their sole discretion shall determine or as nearly as may be pro-rata (disregarding fractions) according to the number of Class B shares held by each holder. In case a part only of the Class B shares represented by any certificate shall be redeemed, a new certificate for the balance shall be issued at the expense of the Corporation. From and after the date specified for redemption in such notice, the holders of the shares called for redemption shall cease to be entitled to dividends and shall not be entitled to any rights in respect thereof, except to receive the redemption price, unless payment of the redemption price shall not be made by the Corporation in accordance with the foregoing provisions, in which case the rights of the holders of such shares shall remain unimpaired. On or before the date specified for redemption the Corporation shall have the right to deposit the redemption price of the shares called for redemption in a special account with any chartered bank or trust company in Canada named in the notice of redemption, such redemption price to be paid to or to the order of the respective holders of such shares called for redemption upon presentation and surrender of the certificates representing the same and, upon such deposit being made, the shares in respect whereof such deposit shall have been made shall be redeemed and the rights of the several holders thereof, after such deposit, shall be limited to receiving, out of the moneys so deposited, without interest, the redemption price applicable to their respective shares against presentation and surrender of the certificates representing such shares.

(iv) (i)	Subject to paragraph (ii) below, a holder of Class B shares shall be entitled to require the Corporation to redeem at any time and from time to time after the date of issue of any Class B shares, upon giving notice as hereinafter provided, all or any number of the Class B shares registered in the name of such holder on the books of the Corporation at a redemption price per share of $1.00 together with all dividends declared thereon and unpaid. A holder of Class B shares exercising his option to have the Corporation redeem, shall give notice to the Corporation, which notice shall set out the date on which the Corporation is to redeem, which date shall not be less than 10 days nor more than 30 days from the date of mailing of the notice, and if the holder desires to have less than all of the Class B shares registered in his name redeemed by the Corporation, the number of the holder’s shares to be redeemed. The date on which the redemption at the option of the holder is to occur is hereafter referred to as the “option redemption date”. The holder of any Class B shares may, with the consent of the Corporation, revoke such notice prior to the option redemption date. Upon delivery to the Corporation of a share certificate or certificates representing the Class B shares which the holder desires to have the Corporation redeem, the Corporation shall, on the option redemption date, redeem such Class B shares by paying to the holder the redemption price therefor. Upon payment of the redemption price of the Class B shares to be redeemed by the Corporation, the holders thereof shall cease to be entitled to dividends or to exercise any rights of holders in respect thereof.

(ii)	If the redemption by the Corporation on any option redemption date of all of the Class B shares to be redeemed on such date would be contrary to any provisions of the Act or any other applicable law, the Corporation shall be obligated to redeem only the maximum number of Class B shares which the Corporation determines it is then permitted to redeem, such redemptions to be made pro-rata (disregarding fractions of shares) according to the number of Class B shares required by each such holder to be redeemed by the Corporation and the Corporation shall issue new certificates representing the Class B shares not redeemed by the Corporation; the Corporation shall, before redeeming any other Class B shares, redeem in the manner contemplated by paragraph (c) on the first day of each month thereafter the maximum number of such Class B shares as would not then be contrary to any provisions of the Act or any other applicable law, until all of such shares have been redeemed, provided that the Corporation shall be under no obligation to give any notice to the holders of the Class B shares in respect of such redemption or redemptions as provided for in paragraph (c).

(v)	In the case of Class B shares issued by the Corporation for a consideration other than cash, the applicable redemption price will be subject to a proportionate increase or decrease so that the aggregate redemption price of Class B shares so issued equals the fair market value of the consideration so received at that time. In the event that the Minister of National Revenue or any other competent taxing authority should make or propose to make an assessment or re-assessment of income tax or any other tax on the basis that the true fair market value for such consideration so received differs from the said aggregate redemption price, the redemption price of the Class B shares issued for such consideration will be increased or decreased to an amount such that the aggregate redemption price thereof equals the fair market value of the consideration so received. Such value shall be that determined in an assessment or re-assessment by such taxing authority against which no appeal is taken, or as agreed upon by the Corporation or the holder of such Class B shares and the said taxing authority in settlement of a dispute regarding such an assessment, re-assessment or proposed assessment or re-assessment or as finally established by a court or tribunal of competent jurisdiction on appeal from such assessment or re-assessment.

(vi)	The holders of the Class A shares shall be entitled to receive notice of and to attend and vote at all meetings of the shareholders of the Corporation (except where the holders of a specified class are entitled to vote separately as a class as provided in the Act) and each Class A share shall confer the right to 1 vote in person or by proxy at all meetings of shareholders of the Corporation.

(g) (i)	In the event of the liquidation, dissolution or winding-up of the Corporation, whether voluntary or involuntary, the holders of the Class B shares shall be entitled to receive, before any distribution of any part of the assets of the Corporation among the holders of any other shares, for each Class B share, an amount of $1.00 per share (which sum will be increased or decreased proportionately with any increase or decrease in the redemption price) and-any dividends declared thereon and unpaid and no more.

(ii)	Subject to the prior rights of the holders of the Class B shares, in the event of the liquidation, dissolution or winding-up of the Corporation, whether voluntary or involuntary, the holders of the Class A shares shall be entitled to receive the remaining property of the Corporation.

4.	Restrictions if any on shares transfers:

No share shall be transferred without the consent of the directors of the Corporation expressed by a resolution passed by the board of directors or by an instrument or instruments in writing signed by all of such directors.

5.	Number (or minimum and maximum number) of directors:

A minimum of one (1) and a maximum of ten (10).

6.	Restrictions if any on business the Corporation may carry on:

None.

7. (1)	If change of name effected, previous name:

Not applicable.

(2)	Details of Incorporation:

Amalgamated under the Business Corporations Act, 1982 (Ontario) by certificate of Amalgamation dated January 15, 1990.

8.	Other provisions, if any:

(a)	The number of shareholders of the Corporation, exclusive of persons who are in its employment and exclusive of persons who, having been formerly in the employment of the Corporation, were, while in that employment, and have continued after the termination of that employment to be, shareholders of the Corporation, is limited to not more than 50, 2 or more persons who are the joint registered owners of 1 or more shares being counted as 1 shareholder.

(b)	Any invitation to the public to subscribe for any securities of the Corporation is prohibited.

(c)	The directors of the Corporation may, without authorization of the shareholders:

(i)	borrow money upon the credit of the Corporation;

(ii)	issue, re-issue, sell or pledge any bonds, debentures, debenture stock or other debt obligations or securities of the Corporation;

(iii)	notwithstanding the provisions of the Civil Code of the Province of Quebec, hypothecate, mortgage or pledge the moveable or immoveable property, present or future, of the Corporation, to secure any such debentures, or other securities, or give part only of such guarantee for such purposes; and constitute the hypothec, mortgage or pledge above mentioned, by trust deed, in accordance with sections 28 and 29 of the Special Corporate Powers Act (R.S.Q., chapter P-16), or in any other manner; and

(iv)	mortgage, hypothecate, pledge or otherwise create a security interest in all or any moveable or personal, immoveable or real or other property of the Corporation, owned or subsequently, acquired, present or future, to secure any debt obligation of the Corporation.

The directors may, by resolution or by-law, provide for the delegation of such powers by the directors to such officers or directors of the Corporation to such extent and in such manner as may be set out in the resolution or by-law, as the case may be.

Date: April 30, 1990	INTERTAPE POLYMER INC.

Per:

CERTIFIED COPY

INTERTAPE SYSTEMS INC.

(the “Corporation”)

WHEREAS the Corporation was incorporated pursuant to the Canada Business Corporations Act by Certificate of Incorporation dated November 17, 1980 and amended by Certificates of Amendment dated July 9, 1981, December 30, 1981, May 17, 1982, April 28, 1983 and February 12, 1985, (collectively referred to as the “Charter”);

RESOLVED as a special resolution:

1.	THAT the Corporation apply to the Director of Consumer and Corporate Affairs Canada for a Letter of Satisfaction, and apply to the Director of Consumer and Commercial Relations (Ontario) for a certificate of continuance continuing the Corporation under the Business Corporations Act, 1982 (Ontario) (the “Act”) pursuant to section 179 thereof and apply to the Director of Consumer and Corporate Affairs Canada for a certificate of discontinuance, and the directors of the Corporation are authorized to make such applications;

2.	Subject to the endorsement of such certificate of continuance and the issue of such certificate of discontinuance and without affecting the validity of the Corporation and existence of the Corporation by or under its Charter and any act done thereunder, its Charter is hereby amended to make all changes necessary to conform to the Act and by substituting for the provisions of its Charter the provisions set out in the Articles of Continuance in the form presented to and examined by the shareholders; and

3.	Any officer or director of the Corporation is hereby authorized and directed to do all things and executed all instruments and documents necessary or desirable to carry out the foregoing, including without limitation, applying for the authorization of the Director under the Act for such continuance which will not adversely affect shareholders’ or creditors’ rights.

CERTIFIED to be a true and accurate copy of a resolution of the shareholders of the Corporation, passed by or consented to in accordance with the provisions of the Canada Business Corporations Act, on the 22nd day of December, 1989, which resolution is still in full force and effect unamended, as of the date hereof.

DATED this 22nd day of December, 1989.

/s/ Andrew Archibald
Andrew Archibald

ARTICLES OF CONTINUANCE

1.	The name of the corporation is

Intertape Systems Inc.

2.	The corporation is to be continued under the name (if different from 1):

Intertape Systems Inc.

3.	Name of jurisdiction the corporation is leaving:

Canada

4.	Date of incorporation/amalgamation

17 November 1980

5.	The address of the registered office in Ontario is:

Suite 1400 Commerce Court West

P.O. Box 85, M5L1B9

City of Toronto, Municipality of Metropolitan Toronto

6.	Number (or minimum and

maximum number of

directors is:

Minimum of one (1) and maximum of seven (7).

7.	The directors of the
corporation are:

First name, initials and surname	Residence address, giving Street & No. or R.R. No., or Municipality and Postal Code	Resident Canadian State Yes or No
Melbourne F. Yull	477 Prince Albert Ave. Westmount, Quebec H3Y 2P7	Yes

Eric E. Baker	12 Robin Road Long Sault, Ontario KOC 1P0	Yes

Christopher J. Winn	659 Belmont Ave. Westmount, Quebec H3Y 2W3	Yes

Michael L. Richards	625 Belmont Ave. Westmount, Quebec MY 2W1	Yes

8.	Restrictions, if any, on

business the corporation

may carry on or on powers

the corporation may

exercise:

None

9.	The classes and any maximum

number of shares that the

corporation is authorized

to issue.

An unlimited number of common shares, an unlimited number of Class A preferred shares and an unlimited number of Class B preferred shares.

10.	Rights, privileges,

restrictions and conditions

(if any) attaching to each

class of shares and

directors authority with

respect to any class of

shares which may be issued

in series:

The Class A preferred shares and the common shares of the Corporation shall have the respective rights and shall be subject to the restrictions, conditions and limitations hereinafter set forth, that is to say:

(i)	The holders of common shares and the holders of Class A preferred shares shall be entitled to receive notice of and to attend and vote at all meetings of the Shareholders of the Corporation and each common share and Class A preferred share shall confer the right to one vote in person or by proxy at all meetings of Shareholders of the Corporation.

(ii)	Provided that there are no Class B preferred shares of the Corporation issued and outstanding, the holders of the Class A preferred shares shall, in each year, in the discretion of the directors but always in preference and priority to any payment of dividends on the common shares for such year, be entitled to non-cumulative dividends at a rate of up to a maximum of 12% per annum, determined in the discretion of the directors, on the amount which was received by the Corporation upon the issuance of each such share as recorded in the stated capital account maintained for such class of shares which may be paid in money or property or by issuing fully paid shares of the Corporation as the directors may from time to time determine. If, in any year after providing for the full dividend on the Class A preferred shares determined in the discretion of the directors as aforesaid, there shall remain any profits or surplus available for dividends, provided there are no Class B preferred shares of the Corporation issued and outstanding at such time, such profits or surplus, or any part thereof, may, in the discretion of the directors, be applied to dividends on the common shares.

(iii)	The Class A preferred shares shall rank, both as regard dividends and return of capital, in priority to the common shares of the Corporation but after the Class B preferred shares and shall not confer any further right to participate in profits or assets.

(iv)	Provided all of the issued and outstanding Class B preferred shares of the Corporation have been redeemed as set forth in paragraph (x) hereof, the Corporation may redeem the whole or any part of the Class A preferred shares outstanding on payment for each share to be redeemed of an amount equal to the consideration received by the Corporation upon the issuance of each such share as recorded in the stated capital account maintained for such class of shares together with all dividends declared thereon and unpaid; in case a part only of the then outstanding Class A preferred shares is at any time to be redeemed, the shares so to be redeemed shall be selected by lot in such manner as the directors in their discretion shall decide or, if the directors so determine, may be redeemed pro rata, disregarding fractions, and the directors may make such adjustments as may be necessary to avoid the redemption of fractional parts of shares; not less than thirty (30) days’ notice in writing of such redemption shall be given by mailing such notice to the registered holders of the shares to be redeemed to the last known address of each such holder, specifying the date and place or places of redemption; if notice of any such redemption be given by the Corporation in the manner aforesaid and an amount sufficient to redeem the shares be deposited with any trust company or chartered bank in Canada as specified in the notice on or before the date fixed for redemption, dividends on the Class A preferred shares to be redeemed shall cease after the date so fixed for redemption and the holders thereof shall thereafter have no rights against the Corporation in respect thereof except, upon the surrender of certificates for such shares, to receive payment therefor out of the moneys so deposited; after the redemption price of such shares has been deposited with any trust company or chartered bank in Canada, as aforesaid, notice shall be given to the holders of any Class A preferred shares called for redemption who have failed to present the certificates representing such shares, within two (2) months of the date specified for redemption, that the money has been so deposited and may be obtained by the holders of the said Class A preferred shares upon presentation of the certificates representing such shares called for redemption at the said trust company or chartered bank.

(v)	Upon a redemption of Class A preferred shares as set out in paragraph (iv) hereof, the Corporation shall deduct from the stated capital account maintained for the Class A preferred shares an amount equal to the result obtained by multiplying the stated capital of the Class A preferred shares by the number of such shares which have been redeemed, divided by the number of Class A preferred shares which have been issued and are outstanding immediately before such redemption.

(vi)	In the event of the liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, the holders of the Class A preferred shares shall be entitled to receive, before any distribution of any part of the assets of the Corporation among the holders of the common shares but after distribution to the holders of the Class B preferred shares, for each Class A preferred share, an amount equal to the consideration received by the Corporation upon the issuance of each such share as recorded in the stated capital account maintained for such class of shares and any dividends declared thereon and unpaid and no more.

The Class B preferred shares of the Corporation shall have the respective rights and shall be subject to the restrictions, conditions and limitations hereinafter set forth, that is to say:

(vii)	The holders of the Class B preferred shares shall not, as such, have any voting rights for the election of directors or for any other purpose (except where the holders of such Class B preferred shares are entitled to vote separately as a class as provided in the Business Corporations Act, 1982 (Ontario)) nor shall they be entitled to receive notice of or to attend Shareholders’ Meetings.

(viii)	The holders of the Class B preferred shares shall, in each year in the discretion of the directors, be entitled to a non-cumulative dividend at the rate of 12% per annum on the amount which was received by the Corporation upon the issuance of each such share as recorded in the stated capital account maintained for such class of shares which may be paid in money or property or by issuing fully paid shares of the Corporation as the directors may from time to time determine. No profit or surplus available for dividends after the provision for payment of the full dividend on the Class B preferred shares shall be applied to dividends on the Class A preferred shares or the common shares so long as any of the Class B preferred shares remain issued and outstanding.

(ix)	The Class B preferred shares shall rank, both as regard dividends and return of capital, in priority to all other shares of the Corporation but shall not confer any further right to participate in profits or assets.

(x)	The Corporation may redeem the whole or any part of the Class B preferred shares outstanding on payment for each share to be redeemed of an amount equal to the consideration received by the Corporation upon the issuance of each such share as recorded in the stated capital account maintained for such class of shares together with an amount equal to all dividends declared thereon and unpaid; in case a part only of the then outstanding Class B preferred shares is at any time to be redeemed, the shares so to be redeemed shall be selected by lot in such manner as the directors in their discretion shall decide or, if the directors so determine, may be redeemed pro rata, disregarding fractions, and the directors may make such adjustments as may be necessary to avoid the redemption of fractional parts of shares; not less than thirty (30) days’ notice in writing of such redemption shall be given by mailing such notice to the registered holders of the shares to be redeemed to the last known address of each such holder, specifying the date and place or places of redemption; if notice of any such redemption be given by the Corporation in the manner aforesaid and an amount sufficient to redeem the shares be deposited with any trust company or chartered bank in Canada as specified in the notice on or before the date fixed for redemption, dividends on the preferred shares to be redeemed shall cease after the date so fixed for redemption and the holders thereof shall thereafter have no rights against the Corporation in respect thereof except, upon the surrender of certificates for such shares, to receive payment therefor out of the moneys so deposited: after the redemption price of such shares has been deposited with any trust company or chartered bank in Canada, as aforesaid, notice shall be given to the holders of any Class B preferred shares called for redemption who have failed to present the certificates representing such shares within two (2) months of the date specified for redemption that the money has been so deposited and may be obtained by the holders of the said Class B preferred shares upon presentation of the certificates representing such shares called for redemption at the said trust company or chartered bank.

(xi)	Upon a redemption of Class B preferred shares, as set out in paragraph (x) hereof, the Corporation shall deduct from the stated capital account maintained for the Class B preferred shares an amount equal to the result obtained by multiplying the stated capital of the Class B preferred shares by the number of such shares which have been redeemed, divided by the number of Class B preferred shares which have been issued and are outstanding immediately before such redemption.

(xii)	In the event of the liquidation, dissolution or winding up the Corporation, whether voluntary or involuntary, the holders of the Class B preferred shares shall be entitled to receive, before any distribution of any part of the assets of the Corporation among the holders of any other shares, for each Class B preferred share, an amount equal to the consideration received by the Corporation upon the issuance of each such share as recorded in the stated capital account maintained for such class of shares and any dividends declared thereon and unpaid as of the date of such distribution and no more.

11.	The issue, transfer of

ownership of shares is/is

not restricted and the

restrictions (if any) are

as follows:

No share shall be transferred without the consent of the directors of the Corporation expressed by a resolution passed by the board of directors or by an instrument or instruments in writing signed by all of such directors.

12.	Other provisions (if any):

(a)	The number of shareholders of the Corporation, exclusive of persons who are in its employment and exclusive of persons who, having been formerly in the employment of the Corporation, were, while in that employment, and have continued after the termination of that employment to be, shareholders of the Corporation, is limited to not more than 50, 2 or more persons who are the joint registered owners of 1 or more shares being counted as 1 shareholder.

(b)	Any invitation to the public to subscribe for any securities of the Corporation is prohibited.

(c)	The directors of the Corporation may, without authorization of the shareholders:

(i)	borrow money upon the credit of the Corporation;

(ii)	issue, re-issue, sell or pledge any bonds, debentures, debenture stock or other debt obligations of the Corporation, and

(iii)	mortgage, hypothecate, pledge or otherwise create a security interest in all or any moveable or personal, immoveable or real or other property of the Corporation, owned or subsequently acquired, present or future, to secure any debt obligation of the Corporation.

The directors may, by resolution or by-law, provide for the delegation of such powers by the directors to such officers or directors of the Corporation to such extent and in such manner as may be set out in the resolution or by-law, as the case may be.

13.	The corporation has complied

with subsection 179(3) of

the Business Corporations Act.

14.	The continuation of the

Corporation under the laws

of the Province of Ontario

has been properly authorized

under the laws of the

jurisdiction in which the

corporation was incorporated/

amalgamated or previously continued on.

January 4, 1990

(Day, Month, Year)

15.	The corporation is to be

continued under the Business

Corporations Act to the same

extent as if it has been

Incorporated thereunder.

These articles are signed in duplicate.

INTERTAPE SYSTEMS INC.

Per:	/s/
(Title)

CANADA BUSINESS

CORPORATIONS ACT

FORM 4

ARTICLES OF AMENDMENT

1 -	Name of Corporation

INTERTAPE POLYMER INC.

2 -	Corporation No.

261211-9

3 -	The articles of the above-named Corporation are amended as follows:

Section 3 of the articles of continuance, as amended, be and the same is hereby further amended to include the following:

1)	The authorized capital of the Corporation is hereby increased by the creation of an unlimited number of Class D shares;

2)	The addition after paragraph III. (j) of the following new paragraph:

IV.	The Class D shares shall have attached thereto the following rights, privileges, restrictions and conditions:

(a)	Subject to the provisions of the Act or as otherwise expressly provided herein, the holders of the Class D shares shall not be entitled to receive notice of, nor to attend or vote at meetings of the shareholders of the Corporation.

(b)	The holders of the Class D shares shall be entitled to receive during each month, as and when declared by the board of directors, but always in preference and priority to any payment of dividends on the Class A shares or any other shares ranking junior to the Class D shares, but after payment to the holders of the Class B shares and the Class C shares, non-cumulative dividends at a fixed rate of three quarters of one percent (0.75%) per month calculated on the Class D redemption price (as hereinafter in paragraph IV. (h) defined) of each such share payable in money, property or by the issue of fully paid shares of any class of the Corporation. The holders of the Class D shares shall not be entitled to any dividend in excess of the dividend hereinbefore provided for.

(c)	In the event of the liquidation, dissolution or winding-up of the Corporation, whether voluntary or involuntary, or other distribution of assets of the Corporation among shareholders for the purpose of winding-up its affairs, the holders of the Class D shares shall be entitled to receive for each Class D share, in preference and priority to any distribution of the property or assets of the Corporation to the holders of the Class A shares or any other shares ranking junior to the Class D shares, but after payment to the holders of the Class B shares and the Class C shares, an amount equal to the Class D redemption price plus all declared and unpaid dividends thereon, but shall not be entitled to share any further in the distribution of the property or assets of the Corporation.

(d)	Provided there are no Class B shares that are issued and outstanding, the Corporation may, in the manner hereinafter provided, redeem all or any part of the outstanding Class D shares on payment for each Class D share to be redeemed of the Class D redemption price plus all declared and unpaid dividends thereon (in paragraphs IV. (e), (f) and (g) called the “redemption price”).

(e)	Before redeeming any Class D shares, the Corporation shall mail or deliver to each person who, at the date of such mailing or delivery, shall be a registered holder of Class D shares to be redeemed, notice of the intention of the Corporation to redeem such shares held by such registered holder; such notice shall be delivered to, or mailed by ordinary prepaid post addressed to, the last address of such holder as it appears on the records of the Corporation, or in the event of the address of any such holder not appearing on the records of the Corporation, then to the last address of such holder known to the Corporation, at least one (1) day before the date specified for redemption; such notice shall set out the redemption price, the date on which the redemption is to take place and, if part only of the Class D shares held by the person to whom it is addressed is to be redeemed, the number thereof so to be redeemed; on or after the date so specified for redemption the Corporation shall pay or cause to be paid the redemption price to the registered holders of the Class D shares to be redeemed on presentation and surrender of the certificates for the Class D shares so called for redemption at the registered office of the Corporation or at such other place or places as may be specified in such notice, and the certificates for such Class D shares shall thereupon be cancelled, and the Class D shares represented thereby shall thereupon be redeemed; from and after the date specified for redemption in such notice, the holders of the Class D shares called for redemption shall cease to be entitled to dividends in respect of such shares and shall not be entitled to exercise any of the rights of the holders thereof, except the right to receive the redemption price, unless payment of the redemption price shall not be made by the Corporation in accordance with the foregoing provisions, in which case the rights of the holders of such shares shall remain unaffected; on or before the date specified for redemption, the Corporation shall have the right to deposit the redemption price of the Class D shares called for redemption in a special account with any chartered bank or trust company in Canada named in the notice of redemption, to be paid, without interest, to or to the order of the respective holders of such Class D shares called for redemption, upon presentation and surrender of the certificates representing the same and, upon such deposit being made or upon the date specified for redemption, whichever is later, the Class D shares in respect whereof such deposit shall have been made, shall be deemed to be redeemed and the rights of the respective holders thereof, after such deposit or after such redemption date, as the case may be, shall be limited to receiving, out of the moneys so deposited, without interest, the redemption price applicable to their respective Class D shares against presentation and surrender of the certificates representing such Class D shares. If less than all of the Class D shares are to be redeemed, the shares to be redeemed shall be redeemed pro rata, disregarding fractions, unless the holders of the Class D shares unanimously agree to the adoption of another method of selection of the Class D shares to be redeemed. If less than all of the Class D shares represented by any certificate be redeemed, a new certificate for the balance shall be issued.

(f)	Provided there are no Class B shares that are issued and outstanding, a holder of Class D shares shall be entitled to require the Corporation to redeem at any time all, or from time to time any part, of the Class D shares registered in the name of such holder by tendering to the Corporation at its registered office the share certificate(s) representing the Class D shares which the registered holder desires to have the Corporation redeem together with a request in writing specifying (i) the number of Class D shares which the registered holder desires to have redeemed by the Corporation and (ii) the business day (in this paragraph referred to as the “redemption date”) on which the holder desires to have the Corporation redeem such Class D shares, which redemption date shall not be less than five (5) days after the day on which the request in writing is given to the Corporation. Upon receipt of the share certificate(s) representing the Class D shares which the registered holder desires to have the Corporation redeem together with such a request, the Corporation shall on, or at its option, before, the redemption date redeem such Class D shares by paying to the registered holder thereof, for each share to be redeemed, an amount equal to the redemption price in respect thereof; such payment shall be made by cheque payable at par at any branch of the Corporation’s bankers for the time being in Canada. The said Class D shares shall be deemed to be redeemed on the date of payment of the redemption price and from and after such date such Class D shares shall cease to be entitled to dividends and the holders thereof shall not be entitled to exercise any of the rights of the holders of Class D shares in respect thereof. Notwithstanding the foregoing, the Corporation shall only be obliged to redeem Class D shares so tendered for redemption to the extent that such redemption would not be contrary to any applicable law, and if such redemption of any such Class D shares would be contrary to any applicable law, the Corporation shall only be obliged to redeem such Class D shares to the extent that the moneys applied thereto shall be such amount (rounded to the next lower multiple of one hundred dollars ($100.00)) as would not be contrary to such law, in which case the Corporation shall pay to each holder his pro rata share of the purchase moneys allocable. If less than all of the Class D shares represented by any certificate be redeemed, a new certificate for the balance shall be issued.

(g)	Provided there are no Class B shares that are issued and outstanding, the Corporation may purchase for cancellation at any time all, or from time to time any part, of the Class D shares outstanding, by private contract at any price, with the unanimous consent of the holders of the Class D shares then outstanding, or by invitation for tenders addressed to all the holders of the Class D shares at the lowest price at which, in the opinion of the directors, such shares are obtainable but not exceeding the redemption price thereof. If less than all of the Class D shares represented by any certificate be purchased for cancellation, a new certificate for the balance shall be issued.

(h)	For the purposes of the foregoing paragraphs IV. (b), (c) and (d), the “Class D redemption price” of each Class D share shall be an amount equal to (i) the monetary consideration received by the Corporation upon the issuance of such share (denominated in the currency in which such consideration was paid to the Corporation), if such share has been issued for money; or (ii) the fair market value of the consideration received by the Corporation (including, without limitation, shares of another class of the Corporation) upon the issuance of such share, if such share has been issued for a consideration other than money. Subject to the provisions of the following subparagraph, such fair market value is to be determined by the directors on the basis of generally accepted accounting and valuation principles.

The fair market value determined as hereinabove provided for shall be subject to revision in accordance with any binding agreement with, or decision by, the appropriate taxation authorities, or any judgment of a court of competent jurisdiction. In the event that any such agreement, decision or judgment shall result in a final determination under the provisions of the appropriate taxation legislation and the amount thereby determined is an amount other than the amount for which such share was originally issued as determined by the directors in accordance with the preceding subparagraph, such finally determined amount for the purpose of the appropriate taxation legislation shall then be deemed to have been the fair market value of the consideration received by the Corporation upon the issuance of such Class D share. Such final determination shall reflect any assessment by the Minister of National Revenue or other taxing authority to which no appeal is taken or any agreement reached by the Corporation or any holder of a Class D share and a said taxing authority in settlement of a dispute regarding such assessment or proposed assessment, or any decision by a court or tribunal of competent jurisdiction regarding the fair market value of the Class D share or the consideration received by the Corporation upon the issuance of such Class D share to which no appeal may be taken or the period during which an appeal may be taken has expired.

In the event that, subsequent to any redemption of Class D shares, the Class D redemption price of each Class D share is adjusted pursuant to a revision of fair market value as aforementioned, either the Corporation shall pay out to the former holders of such redeemed Class D shares or the said former holders of the redeemed Class D shares will reimburse the Corporation as the case may be, the difference between the Class D redemption price of the said Class D shares as adjusted and the amount paid by the Corporation upon redemption, within sixty (60) days from the date of adjustment of the Class D redemption price.

(i)	In the event that only part of the amount of the consideration received by the Corporation for any Class D share issued by the Corporation is added to the stated capital account of the Class D shares, such Class D share shall be deemed to have been issued for the full amount of the consideration received, for all purposes of these articles (except only with respect to the stated capital of such Class D shares) including, but without limiting the generality of the foregoing, dividend rights, redemption rights and rights upon liquidation and dissolution.

CANADA BUSINESS

CORPORATIONS ACT

FORM 4

ARTICLES OF AMENDMENT

(SECTION 27 OR 171)

1	Name of Corporation

INTERTAPE POLYMER INC.

2 -	Corporation No.

261211-9

3 -	The articles of the above-named Corporation are amended as follows:

Section 3 of the articles of continuance are hereby amended to include the following:

3 - The classes and any maximum number of shares that the corporation is authorized to issue:

II. by the creation of an unlimited number of Class C shares.

III. The Class C shares shall have attached thereto the following rights, privileges, restrictions and conditions:

(a)	Subject to the provisions of the Canada Business Corporations Act (hereinafter referred to as the “Act”) or as otherwise expressly provided herein, the holders of the Class C shares shall not be entitled to receive notice of, nor to attend or vote at meetings of the shareholders of the Corporation.

(b)	The holders of the class C shares shall be entitled to receive during each year, as and when declared by the board of directors, but always in preference and priority to any payment of dividends on the Class B shares and the Class A shares or any other shares ranking junior to the class C shares, non-cumulative dividends at a fixed rate of nine percent per annum (9%) calculated on the class C redemption price (as hereinafter in paragraph III. (g) defined) of each such share payable in money, property or by the issue of fully paid shares of any class of the Corporation. The holders of the Class C shares shall not be entitled to any dividend in excess of the dividend hereinbefore provided for.

(c)	In the event of the liquidation, dissolution or winding-up of the Corporation, whether voluntary or involuntary, or other distribution of assets of the Corporation among shareholders for the purpose of winding-up its affairs, the holders of the Class C shares shall be entitled to receive for each Class C share, in preference and priority to any distribution of the property or assets of the Corporation to the holders of the Class B shares and the Class A shares or any other shares ranking junior to the Class C shares, an amount equal to the Class C redemption price plus all declared and unpaid dividends thereon, but shall not be entitled to share any further in the distribution of the property or assets of the Corporation.

(d)	The Corporation may, in the manner hereinafter provided, redeem at any time all, or from time to time any part, of the outstanding Class C shares on payment for each Class C share to be redeemed of the Class C redemption price plus all declared and unpaid dividends thereon (in paragraphs III. (e) and (f) called the “redemption price”).

(e)	Before redeeming any Class C shares, the Corporation shall mail or deliver to each person who, at the date of such mailing or delivery, shall be a registered holder of Class C shares to be redeemed, notice of the intention of the Corporation to redeem such shares held by such registered holder; such notice shall be delivered to, or mailed by ordinary prepaid post addressed to, the last address of such holder as it appears on the records of the corporation, or in the event of the address of any such holder not appearing on the records of the Corporation, then to the last address of such holder known to the Corporation, at least one (1) day before the date specified for redemption; such notice shall set out the redemption price, the date on which the redemption is to take place and, if part only of the Class C shares held by the person to whom it is addressed is to be redeemed, the number thereof so to be redeemed; on or after the date so specified for redemption the Corporation shall pay or cause to be paid the redemption price to the registered holders of the class C shares to be redeemed on presentation and surrender of the certificates for the Class C shares so called for redemption at the registered office of the corporation or at such other place or places as may be specified in such notice, and the certificates for such Class C shares shall thereupon be cancelled, and the Class C shares represented thereby shall thereupon be redeemed; from and after the date specified for redemption in such notice, the holders of the Class C shares called for redemption shall cease to be entitled to dividends in respect of such shares and shall not be entitled to exercise any of the rights of the holders thereof, except the right to receive the redemption price, unless payment of the redemption price shall not be made by the Corporation in accordance with the foregoing provisions, in which case the rights of the holders of such shares shall remain unaffected; on or before the date specified for redemption, the Corporation shall have the right to deposit the redemption price of the Class C shares called for redemption in a special account with any chartered bank or trust company in Canada named in the notice of redemption, to be paid, without interest, to or to the order of the respective holders of such Class C shares called for redemption, upon presentation and surrender of the certificates representing the same and, upon such deposit being made or upon the date specified for redemption, whichever is later, the Class C shares in respect whereof such deposit shall have been made, shall be deemed to be redeemed and the rights of the respective holders thereof, after such deposit or after such redemption date, as the case may be, shall be limited to receiving, out of the moneys so deposited, without interest, the redemption price applicable to their respective Class C shares against presentation and surrender of the certificates representing such Class C shares. If less than all the Class C shares are to be redeemed, the shares to be redeemed shall be redeemed pro rata, disregarding fractions, unless the holders of the Class C shares unanimously agree to the adoption of another method of selection of the Class C shares to be redeemed. If less than all the Class C shares represented by any certificate be redeemed a new certificate for the balance shall be issued.

(f)	The Corporation may purchase for cancellation at any time all, or from time to time any part, of the Class C shares outstanding, by private contract at any price, with the unanimous consent of the holders of the Class C shares then outstanding, or by invitation for tenders addressed to all the holders of the Class C shares at the lowest price at which, in the opinion of the directors, such shares are obtainable but not exceeding the redemption price thereof. If less than all the Class C shares represented by any certificate be purchased for cancellation, a new certificate for the balance shall be issued.

(g)	For the purposes of the foregoing paragraphs III. (b), (c) and (d), the “Class C redemption price” of each Class C share shall be an amount equal to the monetary consideration received by the Corporation upon the issuance of such share (denominated in the currency in which such consideration was paid to the Corporation).

(h)	No change to any of the provisions of paragraphs III. (a) to (g) or of this paragraph (h) shall have any force or effect until it has been approved by a majority of not less than two-thirds (2/3) of the votes cast by the holders of the Class C shares, voting separately as a class at a meeting of such holders specially called for that purpose, or by a resolution in writing signed by all the holders of the Class C shares, in addition to any other approval required by the Act.

Date	Signature

October 21, 1991

/s/ Michael L. Richards
Michael L. Richards

Description of Office

Director

CANADA BUSINESS

CORPORATIONS ACT

FORM 4

ARTICLES OF AMENDMENT

(SECTION 27 OR 171)

1 -	Name of Corporation

INTERTAPE POLYMER INC.

2 -	Corporation No.

261211-9

3 -	The articles of the above-named Corporation are amended as follows:

Section 3 of the articles of continuance, as amended, be and the same are hereby further amended by the following:

3 -	The classes and any maximum number of shares that the corporation is authorized to issue:

I.	Upon the issuance of the certificate of amendment to be issued under the Canada Business Corporations Act (hereinafter referred to as the “Act”) in respect of these articles of amendment (the “Certificate of Amendment”) each of the eight million (8,000,000) Class A shares of the Corporation issued and outstanding immediately prior to the issuance of the certificate of amendment shall be divided into ten (10) fully paid and non-assessable Class A shares of the Corporation.

II.	The rights, privileges, restrictions and conditions attached to the Class C shares of the Corporation, be and is hereby deleted and replaced by the following:

III.	The Class C shares shall have attached thereto the following rights, privileges, restrictions and conditions:

(a)	Subject to the provisions of the Act or as otherwise expressly provided herein, the holders of the Class C shares shall not be entitled to receive notice of, nor to attend or vote at meetings of the shareholders of the Corporation.

(b)	The holders of the Class C shares shall be entitled to receive during each month, as and when declared by the board of directors, but always in preference and priority to any payment of dividends on the Class A shares or any other shares ranking junior to the Class C shares, but after payment to the holders of the Class B shares, non-cumulative dividends at a fixed rate of three quarters of one percent (0.75%) per month calculated on the Class C redemption price (as hereinafter in paragraph III. (h) defined) of each such share payable in money, property or by the issue of fully paid shares of any class of the Corporation. The holders of the Class C shares shall not be entitled to any dividend in excess of the dividend hereinbefore provided for.

(c)	In the event of the liquidation, dissolution or winding-up of the Corporation, whether voluntary or involuntary, or other distribution of assets of the Corporation among shareholders for the purpose of winding-up its affairs, the holders of the Class C shares shall be entitled to receive for each Class C share, in preference and priority to any distribution of the property or assets of the Corporation to the holders of the Class A shares or any other shares ranking junior to the Class C shares, but after payment to the holders of the Class B shares, an amount equal to the Class C redemption price plus all declared and unpaid dividends thereon, but shall not be entitled to share any further in the distribution of the property or assets of the Corporation.

(d)	Provided there are no Class B shares that are issued and outstanding, the Corporation may, in the manner hereinafter provided, redeem all or any part of the outstanding Class C shares on payment for each Class C share to be redeemed of the Class C redemption price plus all declared and unpaid dividends thereon (in paragraphs III. (e), (f) and (g) called the “redemption price”).

(e)	Before redeeming any Class C shares, the Corporation shall mail or deliver to each person who, at the date of such mailing or delivery, shall be a registered holder of Class C shares to be redeemed, notice of the intention of the Corporation to redeem such shares held by such registered holder; such notice shall be delivered to, or mailed by ordinary prepaid post addressed to, the last address of such holder as it appears on the records of the Corporation, or in the event of the address of any such holder not appearing on the records of the Corporation, then to the last address of such holder known to the Corporation, at least one (1) day before the date specified for redemption; such notice shall set out the redemption price, the date on which the redemption is to take place and, if part only of the Class C shares held by the person to whom it is addressed is to be redeemed, the number thereof so to be redeemed; on or after the date so specified for redemption the Corporation shall pay or cause to be paid the redemption price to the registered holders of the Class C shares to be redeemed on presentation and surrender of the certificates for the Class C shares so called for redemption at the registered office of the Corporation or at such other place or places as may be specified in such notice, and the certificates for such Class C shares shall thereupon be cancelled, and the Class C shares represented thereby shall thereupon be redeemed; from and after the date specified for redemption in such notice, the holders of the Class C shares called for redemption shall cease to be entitled to dividends in respect of such shares and shall not be entitled to exercise any of the rights of the holders thereof, except the right to receive the redemption price, unless payment of the redemption price shall not be made by the Corporation in accordance with the foregoing provisions, in which case the rights of the holders of such shares shall remain unaffected; on or before the date specified for redemption, the Corporation shall have the right to deposit the redemption price of the Class C shares called for redemption in a special account with any chartered bank or trust company in Canada named in the notice of redemption, to be paid, without interest, to or to the order of the respective holders of such Class C shares called for redemption, upon presentation and surrender of the certificates representing the same and, upon such deposit being made or upon the date specified for redemption, whichever is later, the Class C shares in respect whereof such deposit shall have been made, shall be deemed to be redeemed and the rights of the respective holders thereof, after such deposit or after such redemption date, as the case may be, shall be limited to receiving, out of the moneys so deposited, without interest, the redemption price applicable to their respective Class C shares against presentation and surrender of the certificates representing such Class C shares. If less than all of the Class C shares are to be redeemed, the shares to be redeemed shall be redeemed pro rata, disregarding fractions, unless the holders of the Class C shares unanimously agree to the adoption of another method of selection of the Class C shares to be redeemed. If less than all of the Class C shares represented by any certificate be redeemed, a new certificate for the balance shall be issued.

(f)	Provided there are no Class B shares that are issued and outstanding, a holder of Class C shares shall be entitled to require the Corporation to redeem at any time all, or from time to time any part, of the Class C shares registered in the name of such holder by tendering to the Corporation at its registered office the share certificate(s) representing the Class C shares which the registered holder desires to have the Corporation redeem together with a request in writing specifying (i) the number of Class C shares which the registered holder desires to have redeemed by the Corporation and (ii) the business day (in this paragraph referred to as the “redemption date”) on which the holder desires to have the Corporation redeem such Class C shares, which redemption date shall not be less than five (5) days after the day on which the request in writing is given to the Corporation. Upon receipt of the share certificate(s)

representing the Class C shares which the registered holder desires to have the Corporation redeem together with such a request, the Corporation shall on, or at its option, before, the redemption date redeem such Class C shares by paying to the registered holder thereof, for each share to be redeemed, an amount equal to the redemption price in respect thereof; such payment shall be made by cheque payable at par at any branch of the Corporation’s bankers for the time being in Canada. The said Class C shares shall be deemed to be redeemed on the date of payment of the redemption price and from and after such date such Class C shares shall cease to be entitled to dividends and the holders thereof shall not be entitled to exercise any of the rights of the holders of Class C shares in respect thereof. Notwithstanding the foregoing, the Corporation shall only be obliged to redeem Class C shares so tendered for redemption to the extent that such redemption would not be contrary to any applicable law, and if such redemption of any such Class C shares would be contrary to any applicable law, the Corporation shall only be obliged to redeem such Class C shares to the extent that the moneys applied thereto shall be such amount (rounded to the next lower multiple of one hundred dollars ($100.00)) as would not be contrary to such law, in which case the Corporation shall pay to each holder his pro rata share of the purchase moneys allocable. If less than all of the Class C shares represented by any certificate be redeemed, a new certificate for the balance shall be issued.

(g)	Provided there are no Class B shares that are issued and outstanding, the Corporation may purchase for cancellation at any time all, or, from time to time any part, of the Class C shares outstanding, by private contract at any price, with the unanimous consent of the holders of the Class C shares then outstanding, or by invitation for tenders addressed to all the holders of the Class C shares at the lowest price at which, in the opinion of the directors, such shares are obtainable but not exceeding the redemption price thereof. If less than all of the Class C shares represented by any certificate be purchased for cancellation, a new certificate for the balance shall be issued.

(h)	For the purposes of the foregoing paragraphs III. (b), (c) and (d), the “Class C redemption price” of each Class C share shall be an amount equal to (i) the monetary consideration received by the Corporation upon the issuance of such share (denominated in the currency in which such consideration was paid to the Corporation), if such share has been issued for money; or (ii) the fair market value of the consideration received by the Corporation (including, without limitation, shares of another class of the Corporation) upon the issuance of such share, if such share has been issued for a consideration other than money. Subject to the provisions of the following subparagraph, such fair market value is to be determined by the directors on the basis of generally accepted accounting and valuation principles.

The fair market value determined as hereinabove provided for shall be subject to revision in accordance with any binding agreement with, or decision by, the appropriate taxation authorities, or any judgment of a court of competent jurisdiction. In the event that any such agreement, decision or judgment shall result in a final determination under the provisions of the appropriate taxation legislation and the amount thereby determined is an amount other than the amount for which such share was originally issued as determined by the directors in accordance with the preceding subparagraph, such finally determined amount for the purpose of the appropriate taxation legislation shall then be deemed to have been the fair market value of the consideration received by the Corporation upon the issuance of such Class C share. Such final determination shall reflect any assessment by the Minister of National Revenue or other taxing authority to which no appeal is taken or any agreement reached by the Corporation or any holder of a Class C share and a said taxing authority in settlement of a dispute regarding such assessment or proposed assessment, or any decision by a court or tribunal of competent jurisdiction regarding the fair market value of the Class C share or the consideration received by the Corporation upon the issuance of such Class C share to which no appeal may be taken or the period during which an appeal may be taken has expired.

In the event that, subsequent to any redemption of Class C shares, the Class C redemption price of each Class C share is adjusted pursuant to a revision of fair market value as aforementioned, either the Corporation shall pay out to the former holders of such redeemed Class C shares or the said former holders of the redeemed Class C shares will reimburse the Corporation as the case may be, the difference between the Class C redemption price of the said Class C shares as adjusted and the amount paid by the Corporation upon redemption, within sixty (60) days from the date of adjustment of the Class C redemption price.

(i)	In the event that only part of the amount of the consideration received by the Corporation for any Class C share issued by the Corporation is added to the stated capital account of the Class C shares, such Class C share shall be deemed to have been issued for the full amount of the consideration received, for all purposes of these articles (except only with respect to the stated capital of such Class C shares) including, but without limiting the generality of the foregoing, dividend rights, redemption rights and rights upon liquidation and dissolution.

(j)	No change to any of the provisions of paragraphs III. (a) to (i) or of this paragraph (j) shall have any force or effect until it has been approved by a majority of not less than two-thirds (2/3) of the votes cast by the holders of the Class C shares, voting separately as a class at a meeting of such holders specially called for that purpose, or by a resolution in writing signed by all the holders of the Class C shares, in addition to any other approval required by the Act.

Date	Signature

December 4, 1991

/s/ Michael L. Richards
Michael L. Richards
Description of office

Director